Exhibit 5.3
January 8, 2010
Nebraska Book Company, Inc.
4700 South 19th Street
Lincoln, NE 68501
Re: Opinion Letter (College Bookstores of America, Inc.)
     Ladies and Gentlemen:
     We are issuing this opinion letter in our capacity as special local counsel in the State of Illinois to College Bookstores of America, Inc., an Illinois corporation (“College Bookstores”) in connection with the issuance (the “Contemplated Transactions”) by College Bookstores of a Guarantee (as defined below) of the Exchange Notes (as defined below). College Bookstores is one of several guarantors (such guarantors, including College Bookstores, are hereinafter collectively referred to as the “Subsidiary Guarantors”) in connection with the proposed registration by Nebraska Book Company, Inc. (the “Issuer”) of $200,000,000.00 in aggregate principal amount of the Issuer’s 10% Senior Secured Notes due 2011 (the “Exchange Notes”), pursuant to a Registration Statement on Form S-4 originally filed with the United States Securities and Exchange Commission (the “Commission”) on January 8, 2010, under the United States Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”). The obligations of the Issuer under the Exchange Notes will be guaranteed by the Subsidiary Guarantors in accordance with the guarantees endorsed on the Exchange Notes (the “Guarantees”). The Exchange Notes and the Guarantees endorsed thereon are to be issued pursuant to an Indenture (as amended and supplemented from time to time, the “Indenture”), dated as of October 2, 2009, between the Issuer, the Subsidiary Guarantors and Wilmington Trust FSB, as Trustee and Collateral Agent. The Exchange Notes and the Guarantees are to be issued in exchange for and in replacement of all of the Issuer’s 10% Senior Secured Notes due 2011 (the “Old Notes”), of which $200,000,000.00 in aggregate principal amount is outstanding (the “Exchange Offer”).
     In connection with the delivery of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:
     (a) the Indenture, and
     (b) the Exchange Notes, including the Guarantees endorsed thereon

January 8, 2010
Nebraska Book Company, Inc.
4700 South 19th Street
Lincoln, NE 68501
     (collectively, the “Transaction Documents”). We express no opinion as to any agreement, document, certificate or instrument, (other than the Transaction Documents) that may be an exhibit to, incorporated by reference in, or otherwise referenced or contemplated by any Transaction Document.
     We have also examined and relied upon the representations and warranties made by College Bookstores in the Transaction Documents and a certificate of College Bookstores’s secretary or other officer as to the matters set forth therein, which we assume to be accurate, including certifications of accurate copies of the following documents attached thereto as exhibits:
     (a) College Bookstores’s articles of incorporation and amended and restated by-laws (the “Organizational Documents”),
     (b) a certificate as to College Bookstores’s good standing dated January 6, 2010 issued by the Secretary of State of the State of Illinois, and
     (c) records of the proceedings and actions of College Bookstores’s board of directors and stockholders with respect to the Contemplated Transactions.
     Our opinions stated below are qualified as stated and further qualified as follows:
     (a) We express no opinion regarding the effect of any laws, rules or regulations of any state or jurisdiction upon the transactions described herein other than the laws, rules and regulations of the State of Illinois that, in our experience, are normally applicable to transactions of the type provided for in the Transaction Documents (“Applicable Laws”) but without having made any special investigation concerning any other law, rule or regulation.
     (b) Our opinions stated below are based upon the facts in existence and the existing laws, rules and regulations in effect as of the date hereof and as they presently apply, and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts, laws, rules or regulations come to our attention after the delivery hereof.
     (c) We express no opinion regarding (i) any federal or state securities laws or regulations, including, without limitation, any “blue sky” laws, (ii) any federal or state anti-trust or unfair competition laws or regulations, (iii) any federal, state or other laws or regulations with respect to any tax, (iv) any federal, state or other environmental or hazardous materials laws or regulations, (v) any federal criminal or civil forfeiture laws (including, without limitation, the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, as amended), (vi) any federal, state or other privacy laws or regulations, (vii) any federal, state or other land use, zoning or subdivision laws or regulations, (viii) the Employee Retirement

January 8, 2010
Nebraska Book Company, Inc.
4700 South 19th Street
Lincoln, NE 68501
Income Security Act, as amended, or related laws or regulations and any other federal, state or other pension or employee benefits or labor laws or regulations, (ix) any federal or state laws related to copyrights, patents, trademarks, service marks or other intellectual property, (x) any federal, state or other health, safety and welfare laws or regulations, (xi) any federal or state banking laws or regulations, (xii) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act of 2001) or any other federal, state or other anti-terrorism laws, (xiii) any laws that may apply to a party to any Transaction Document due to the nature of any person or entity’s business or activities of the industry in which such person or entity does business, (xiv) any federal, state or other insurance laws or regulations, (xv) any federal, state or other gaming laws or regulations, (xvi) any federal, state or other criminal laws or regulations, (xvii) any federal, state or other tribal laws or regulations, (xvii) any Federal Reserve Board regulations, and (xix) any treaties.
     (d) We express no opinion regarding any agreement, document, certificate, or instrument, other than the Transaction Documents, that may be an exhibit to, or referred to in or contemplated by the Registration Statement or any of the Transaction Documents.
     (e) In rendering the opinions stated below, we have relied, to the extent we believe appropriate, as to matters of fact, upon certificates or statements of public officials and the College Bookstores’s officers and upon representations and warranties of College Bookstores and the other parties to the Transaction Documents, and we have made no independent investigation or verification of said facts. We express no opinion as to the effect of any event, fact or circumstance of which we have no actual knowledge.
     (f) Whenever our opinion, with respect to the existence or absence of facts, is qualified by the phrase “to our knowledge” or a phrase of similar import, it indicates that during the course of our representation of College Bookstores in connection with the subject transaction no information came to the attention of our attorneys who worked on the subject transaction that gave us current actual knowledge of the existence or absence of such facts. However, except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of College Bookstores or any other matter.
     (g) We have assumed the competency of the signatories to the Transaction Documents, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the accuracy and completeness of all records made available to us.

January 8, 2010
Nebraska Book Company, Inc.
4700 South 19th Street
Lincoln, NE 68501
     (h) We have assumed that (i) the Transaction Documents have been duly authorized by each of the parties thereto (other than College Bookstores), duly executed and delivered by each of the parties thereto, are within the corporate or other entity powers of such parties (other than College Bookstores), and are the legal, valid and binding obligation(s) of each of the parties thereto, and that each of the parties thereto are in compliance with all applicable laws, rules and regulations governing the conduct of their respective businesses and this transaction, (ii) the Transaction Documents will be enforced in circumstances and in a manner which are commercially reasonable, (iii) the parties to the Transaction Documents (other than College Bookstores) are not subject to any statute, rule or regulation or any impediment that requires them or College Bookstores to obtain the consent of, or make any declaration or filing with, any governmental authority in connection with the Contemplated Transactions, and (iv) the Transaction Documents accurately describe and contain the mutual understandings of the parties, and all terms, provisions and conditions relating to the Contemplated Transactions referred to in this opinion letter are correctly and completely reflected in the Transaction Documents.
     (i) We have assumed the enforceability of the Loan Documents (or any portion thereof) under the laws of the State of New York and the rights and remedies of the parties thereunder, subject to and limited by the effect of the federal and state bankruptcy laws affecting creditors’ rights generally, insolvency, fraudulent conveyance, reorganization, receivership, moratorium, and other similar laws, and principles of equity and the doctrine of commercial reasonableness.
     (j) We express no opinion as to (i) whether College Bookstores may guarantee or otherwise become liable for, or pledge its assets to secure, any indebtedness incurred by another entity, except to the extent College Bookstores may be determined to have benefited from the incurrence of such indebtedness by such other entity, or (ii) whether such benefit may be measured other than by the extent to which the proceeds of such indebtedness is, directly or indirectly, made available to College Bookstores for its corporate purposes.
     Based on the foregoing, it is our opinion that:
     1. All necessary corporate action has been taken by College Bookstores to authorize the execution, delivery and performance of the Guarantees by it and when (i) the Registration Statement becomes effective, (ii) the Exchange Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the holders thereof in exchange for the Old Notes, and (iii) the Guarantees endorsed on the

January 8, 2010
Nebraska Book Company, Inc.
4700 South 19th Street
Lincoln, NE 68501
Exchange Notes have been duly executed and delivered by College Bookstores, the Guarantees will have been duly executed and delivered by College Bookstores.
     2. College Bookstores’s execution and delivery of the Guarantees endorsed on the Exchange Notes will not (a) conflict with, or result in a breach of, College Bookstores’s Organizational Documents or result in a breach or other violation of any Applicable Law known by us to be binding on College Bookstores (except that we express no opinion as to any law that might be violated by any misrepresentation, omission or fraudulent act) or, to our knowledge, any order or decree of any Illinois court or governmental authority applicable to College Bookstores, or (b) require the consent or approval of, or any filing or registration with, any Illinois governmental authority, other than consents, approvals, filings and registrations already obtained or made.
     We are attorneys admitted to practice in the State of Illinois. We call your attention to the fact that our engagement by College Bookstores in connection with the Contemplated Transactions has been limited to specific matters as to which we have been consulted. No attorney-client relationship exists or has existed by reason of this opinion letter between our firm and the addressee hereof or any other person or entity except for College Bookstores.
     This opinion is limited to the matters stated herein. We disavow any obligation to update this opinion or advise you of any changes in our opinion in the event of changes in applicable law or facts or if additional or newly discovered information is brought to our attention. This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein or in the documents referred to herein. No opinion may be inferred or implied beyond the matters expressly stated herein.
     This opinion may be relied upon only by the addressee and by Bingham McCutchen LLP in rendering its opinions to Nebraska Book Company in connection with the above-described transactions insofar as those opinions relate to or are dependent upon matters governed by the laws of the State of Illinois. No portion of this opinion may be quoted or in any other way published without the prior written consent of the undersigned. Notwithstanding the foregoing, we hereby consent to the filing of this opinion with the Commission as Exhibit 5.3 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal matters” in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
     Very truly yours,
/s/ DLA Piper LLP (US)